EXHIBIT 10.2

AMENDMENT TO

401(k) PLAN

Effective as of the dates specified herein, Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley 401(k) Plan (the “401(k) Plan”) as follows:

1. Effective June 1, 2009, Section 1 of the Plan shall be amended by substituting the following for the last sentence of the last paragraph thereof:

“The portion of the Plan’s assets invested in the Morgan Stanley Stock Fund with respect to those Participants for whom Morgan Stanley Stock constitutes “employer securities” within the meaning of Code section 409(l) is designated as an “employee stock ownership plan” under Code section 4975(e)(7).”

2. Effective June 1, 2009, the definition of “Morgan Stanley Stock Fund” in Section 2 of the Plan shall be amended by substituting the following for the second sentence thereof:

“The portion of the Plan’s assets invested in the Morgan Stanley Stock Fund with respect to those Participants for whom Morgan Stanley Stock constitutes “employer securities” within the meaning of Code section 409(l) is designated as an “employee stock ownership plan” under Code section 4975(e)(7).”

3. Effective June 1, 2009, the definition of “Participating Company” in Section 2 of the Plan shall be amended by adding the phrase “, to the extent its employees are eligible for the Plan” at the end of the first sentence thereof.

4. Effective June 1, 2009, the definition of Part-time Employee in Section 2 of the Plan shall be amended to read as follows:

““Part-time Employee” means an Eligible Employee who is regularly scheduled to work less than the standard work week at his or her Business Unit, as determined by the Plan Administrator.”

5. Effective January 1, 2009, Section 7(b)(ii)(1) of the Plan shall be amended by substituting the following for the first sentence thereof:

“The Morgan Stanley Stock Fund shall be invested and reinvested exclusively in Morgan Stanley Stock, except that to facilitate liquidity in the Morgan Stanley Stock Fund, certain amounts held in the Morgan

Stanley Stock Fund may be invested and reinvested in interest-bearing short-term investments, including (without limitation) savings accounts, certificates of deposit, money market instruments, United States treasury bills and such group annuity contracts, insurance company pooled separate accounts, bank common or collective trust funds, mutual funds and other pooled investment funds as the Trustee deems suitable for temporary investments of the Morgan Stanley Stock Fund.”

6. Effective June 1, 2009, Section 8(a) of the Plan shall be amended by substituting the following for the first sentence thereof:

“The portion of the Plan invested in the Morgan Stanley Stock Fund with respect to those Participants for whom Morgan Stanley Stock constitutes “employer securities” within the meaning of Code section 409(l) is designated as the employee stock ownership plan (“ESOP”) component of the Plan, as provided in Code section 4975(e)(7) and Treas. Reg. section 54.4975-11(a)(2).”

7. Effective June 1, 2009, Section 8(b)(i) of the Plan shall be amended by adding the phrase “and held as part of the ESOP” immediately following the first parenthetical contained therein.

8. Effective June 1, 2009, Section 8(b)(ii) of the Plan shall be amended by substituting the following for the parenthetical contained in the third sentence thereof:

“(and shall apply to all dividends paid on Morgan Stanley Stock held as part of the ESOP during such period with respect to which an election is offered)”

9. Effective July 1, 2009, Section 11(c) of the Plan shall be amended by adding the following sentences at the end of the first paragraph thereof:

“Effective July 1, 2009, a Participant’s accounts under this Plan and the Morgan Stanley 401(k) Savings Plan shall be aggregated for purposes of applying the above limits. Distributions hereunder shall be subject to the Participant’s rights under Code section 409(h), to the extent applicable.”

10. Effective January 1, 2009, Section 11(c) shall be amended by substituting the following for clause (i) in the second paragraph thereof:

“(i) The Participant attains normal retirement age by meeting the age and service requirements set forth in
Section 10(a)(i).”

11. Effective July 1, 2009, a new Section 11(e)(iii) is added as follows:

“(iii) In the event a Participant participates in this Plan and the Morgan Stanley 401(k) Savings Plan, any Beneficiary designation made by a Participant under this Plan shall not be effective unless the designated Beneficiary is the same as the beneficiary designated by the Participant under the Morgan Stanley 401(k) Savings Plan.”

12. Effective June 1, 2009, the second sentence of Section 12(g)(i) of the Plan shall be amended by inserting the following after the phrase “to borrow from”:

“his Plan Accounts under”

13. Effective September 1, 2008, Section 12(g)(i) of the Plan shall be amended by deleting the third sentence thereof.

14. Effective September 1, 2008, Section 12(g)(ix) of the Plan shall be clarified by adding the phrase “, which shall be applied to pay Plan expenses” at the end of the first sentence thereof.

15. Effective June 1, 2009, Appendix B to the Plan shall be amended by adding the following entry to the list of Participating Companies set forth therein:

“Morgan Stanley Smith Barney Holdings LLC, and its subsidiaries as listed below, to the extent their employees are eligible for the Plan, as set forth below:	06/01/2009”

•	Morgan Stanley Smith Barney LLC

•	Morgan Stanley Smith Barney Payco LLC

16. Effective June 1, 2009, Appendix B to the Plan shall be further amended by adding the following paragraph at the end thereof:

“Morgan Stanley Smith Barney Holdings LLC

“(a) Definitions. For purposes of the following provisions, the following terms shall have the following meanings:

“(i) “Citigroup” shall mean Citigroup, Inc. and its affiliates.

“(ii) “Citigroup Cost Center” shall mean a payroll cost center formerly associated with Citigroup immediately prior to the formation of MSSB.

“(iii) “Citigroup Transferee” shall have the meaning given in the EMA.

“(iv) “EMA” shall mean the Employee Matters Agreement, dated May 31, 2009, by and among Citigroup, Morgan Stanley, Morgan Stanley Smith Barney Holdings LLC, and Morgan Stanley Smith Barney LLC.

“(v) “Morgan Stanley Cost Center” shall mean a payroll cost center formerly associated with Morgan Stanley and its affiliates immediately prior to the formation of MSSB.

“(vi) “Morgan Stanley Transferee” shall have the meaning given in the EMA.

“(vii) “MSSB” shall mean Morgan Stanley Smith Barney Holdings LLC and its subsidiaries referred to above.

“(b) Eligibility. Notwithstanding anything in the Plan to the contrary, with respect to employees of MSSB, the following rules shall apply:

“(i) An Eligible Employees shall include any individual who is: (1) a Morgan Stanley Transferee or (2) a new employee hired by MSSB on or after June 1, 2009 into a Morgan Stanley Cost Center, and who, in each case, otherwise qualifies as an Eligible Employee.

“(ii) An Eligible Employee shall not include any individual who is (1) a Citigroup Transferee or (2) a new employee hired by MSSB on or after June 1, 2009 into a Citigroup Cost Center.

“A Morgan Stanley Transferee who continues to participate in the Plan following his or her transfer to MSSB shall be treated as an Eligible IIG Employee and IIG Participant (regardless of whether such Participant was treated as an Eligible IIG Employee and IIG Participant prior to such transfer).

“(c) Transfers Between Cost Centers. Notwithstanding the foregoing:

“(i) If any individual treated as an Eligible Employee under paragraph (b)(i) above is subsequently transferred to a Citigroup Cost Center, such individual shall cease to be an Eligible Employee as of the date of such transfer; provided, however, that such individual shall be entitled to receive, for the year of such transfer, an allocation of each type of Company Contribution under Section 6 of this Plan for which such individual otherwise would have met all applicable requirements set forth in Section 6 but for the transfer. Accordingly, for example, any such individual who is transferred to a Citigroup Cost Center and then terminates employment prior to December 31, not as a result of death, Total and Permanent Disability, Retirement, or Release, shall not be eligible to receive an allocation of Company Contributions under Section 6.

“(ii) If any individual who would otherwise qualify as an Eligible Employee but is excluded under paragraph (b)(ii) above is subsequently transferred to a Morgan Stanley Cost Center, such individual shall become an Eligible Employee as of the date of such transfer. Such an individual’s “Period of Service” under this Plan shall include such individual’s service as an employee of Citigroup, solely for purposes of determining: (i) such individual’s eligibility for participation in the Plan pursuant to Section 3 of the Plan, and (ii) the vested percentage of such individual’s Plan Benefit pursuant to Section 10 of the Plan. In no event shall any such individual who is coded and paid as an hourly employee be eligible to participate in this Plan.

“(iii) For avoidance of doubt, any allocation of Company Contributions to an individual’s account under this Plan for the year of a transfer described in paragraph (c)(i) or (c)(ii) above shall in no event be based on compensation paid by Citigroup or through a Citigroup Cost Center or such individual’s contributions to the Morgan Stanley 401(k) Savings Plan.”

* * * * * * * * *

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf this 30th day of June, 2009.

MORGAN STANLEY & CO.
INCORPORATED

By:	/s/ KAREN JAMESLEY
Title:	Global Head of Human Resources

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